Transforming how the world connects Business Update – Fourth Quarter 2023 April 1, 2024 NASDAQ: ASTS

ast-science.com Forward Looking Statements The information in this presentation and the oral statements made in connection therewith includes “forward-looking statements” for the purposes of federal securities laws that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact in this presentation and the oral statements made in connection therewith regarding AST SpaceMobile, Inc.’s, collectively with its subsidiaries (“SpaceMobile” or the “Company”), financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors contained in AST SpaceMobile’s Annual Report on Form 10-K, filed with the SEC on April 1, 2024. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Use of Non-GAAP Financial Measures Adjusted operating expense is an alternative financial measure used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We believe Adjusted operating expenses is a useful measure across time in evaluating the Company's operating performance as we use Adjusted operating expenses to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expense is a non-GAAP financial measure that has no standardized meaning prescribed by U.S. GAAP, and therefore has limits in its usefulness to investors. Because of the non-standardized definition, it may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measure of Total operating expenses. Industry and Market Data This presentation includes market data and other statistical information from sources believed to be reliable, including independent industry publications, governmental publications or other published independent sources. Although AST SpaceMobile believes these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks and Trade Names AST SpaceMobile owns or has rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with AST SpaceMobile, or an endorsement or sponsorship by or of AST SpaceMobile. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that AST SpaceMobile will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Building the first and only space-based cellular broadband network

Key highlights



- Key Investments and Commercial Agreements With AT&T, Google, Vodafone and the United States Government
- FCC Approves Framework for the Use of Terrestrial Spectrum for SpaceMobile (Direct-to-Device)
- Production, Assembly and Testing Capabilities Now Fully Operational at Texas Facilities
- Five 700 Sq. Ft. Block 1 BlueBirds Expected To Be Transported to Launch Site Between July and August 2024
- Launch Contract Secured For First 2,400 Sq. Ft. Next Generation Block 2 BlueBird With a Launch Window Between December 2024 and March 2025
- Custom ASIC Enters Tape-Out Phase With TSMC, Planned to Enable Up To 120 Mbps Peak Data Rates on 40 MHz Spectrum Channels and Processing Bandwidth of Up To 10,000 MHz Per Satellite
- Progressing Non-Dilutive Quasi-Governmental Funding Sources With Non-Binding Letters of Interest from Three Institutions

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ast-science.com
AST SpaceMobile

Strategic investment from AT&T, Google and Vodafone AT&T, Google, Vodafone: $110 million of 10-year subordinated convertible notes with 5.50% annual interest (which may be paid in kind), with a conversion price of $5.75 per share AT&T: $20 million revenue commitment, payable on the launch and successful initial operation of the first 5 commercial satellites Vodafone: $25 million minimum revenue commitment, subject to a definitive agreement Vodafone, AT&T: placed purchase orders for network equipment from AST SpaceMobile to support planned commercial service, for an undisclosed amount Google: agreed to collaborate on product development, testing and implementation plans for SpaceMobile network connectivity on Android and related devices Investment from leading wireless ecosystem players is intended to support the commercial roll-out of the AST SpaceMobile network

Announced new contract award with United States Government through Prime Contractor Initial firm-fixed-priced contract, for an undisclosed amount, will be supported by ground and in-orbit system Large phased array antenna technology in space creates potential opportunities for new mission-critical capabilities in the government sector Revenue from contract to be recorded starting in Q1 2024 Many potential use cases for a large phased array antenna in low Earth orbit

Entered tape-out phase of custom ASIC with TSMC Represents a competitive advantage developed over four years, equivalent to an estimated 150 man-years, with approximately $45 million of development costs Novel, custom and low-power architecture developed to enable up to a 10x improvement in processing bandwidth, totaling 10,000 MHz, on each satellite The combination of the ASIC and our large phased array are key enablers of cellular broadband directly from space Custom ASIC, which is planned to support up to 120 Mbps peak data rates, is one key enabler of space-based cellular broadband

Key regulatory updates On March 14, the FCC voted 5-0 to approve the Supplemental Coverage from Space NPRM draft rules published in February Should facilitate AST’s FCC application to provide commercial service in the US by enabling 200+ MHz of terrestrial low-band frequencies for direct-to-device use Streamlines overall licensing process by implementing rules of general applicability which cover the majority of AST’s contemplated operations Filed updated application with the FCC to reflect a licensing jurisdiction in the US This represents a closer strategic alignment of AST’s network buildout and future network operations with the US Brazil announced an initial regulatory framework for direct-to-device Enables AST to test in Brazil with Claro (America Movil), Vivo (Telefonica) and TIM Federal Communication Commission (FCC) approves framework to regulate the use of terrestrial spectrum for SpaceMobile (direct-to-device) use

Operating and capital metrics Adj. Operating Expenses 1 Liquidity 3 $mm $mm Non-GAAP. See appendix for a reconciliation. Adjusted operating expenses is equal to total operating expense less non-cash operating expense such as depreciation and amortization and stock based-compensation expense. Depreciation and amortization for the three months ended December 31, 2023 and September 30, 2023 was $19.6 million and $19.0 million, respectively. Stock-based compensation for the three months ended December 31, 2023 and September 30, 2023 consisted of $1.5 million and $1.5 million of engineering services expense and $1.2 million and $1.1 million of general and administrative costs, respectively. Amounts depicted in chart represent gross property and equipment costs. $71.7 million and $33.9 million of gross property and equipment costs during the third and fourth quarters of 2023, respectively, disclosed herein include advance launch payments reclassified to property and equipment during the third and fourth quarters of 2023, respectively. Gross property and equipment as of December 31, 2023, September 30, 2023, and December 31, 2022 was $299.7 million, $265.8 million, and $153.0 million, respectively. Accumulated depreciation as of December 31, 2023, September 30, 2023, and December 31, 2022 was $61.2 million, $41.6 million, and $7.0 million, respectively. Cash Position as of March 31, 2024 and September 30, 2023 includes $2.5 million and $2.4 million of restricted cash, respectively. Cash position as of December 31, 2023 was $88.1 million, including $2.5 million of restricted cash. Capital Expenditures 2 $mm $210.8 Additional liquidity of $51.5 million in gross proceeds available to draw under the Senior Secured Credit Facility, subject to certain conditions and approvals $51.5 $135.7

Update on further funding plans Process for lower-cost, non-dilutive funding has been initiated Letters demonstrate that AST’s network is the type of project that these institutions are looking to finance Continue to believe that export credit agencies and other quasi-governmental institutions globally represent an effective way to secure significant long-term capital at reasonable rates There can be no assurance that we will be successful in the pursuit of this type of funding Received Three Non-Binding Letters of Interest for Non-Dilutive Quasi-Governmental Funding

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Appendix

Reconciliation to non-GAAP measures – adj. operating expenses Adj. operating expenses – 3 months ended ($ in thousands)  Dec 31, ’23 Sept 30, ’23 Dec 31, ’22 Engineering services 19,992 19,523 16,004 General and administrative costs 10,528 10,995 10,698 Research and development costs 10,766 9,418 14,651 Depreciation and amortization 19,592 19,029 1,254 Total operating expenses 60,878 58,965 42,607 Less: Depreciation and amortization (19,592) (19,029) (1,254) Less: Stock-based compensation expense 1 (2,694) (2,589) (2,295) Total adj. operating expenses 38,592 37,347 39,058 Adj. operating expenses – 12 months ended ($ in thousands)  Dec 31, ’23 Dec 31, ’22 Engineering services 78,811 54,212 General and administrative costs 41,601 48,332 Research and development costs 47,486 45,620 Depreciation and amortization 54,469 4,711 Total operating expenses 222,367 152,875 Less: Depreciation and amortization (54,469) (4,711) Less: Stock-based compensation expense 2 (13,289) (9,391) Total adj. operating expenses 154,609 138,773 Stock-based compensation for the three months ended December 31, 2023, September 30, 2023, and December 31, 2022 consisted of $1.5 million, $1.5 million, and $1.5 million of engineering services expense and $1.2 million, $1.1 million, and $0.8 million of general and administrative costs, respectively. Stock-based compensation for the twelve months ended December 31, 2023 and 2022 consisted of $8.8 million and $5.0 million of engineering services expense and $4.5 million and $4.4 million of general and administrative costs, respectively.